Exhibit 99.1

For Immediate Release

February 2, 2010

VIST Financial Corp. Announces Earnings and Declares Cash Dividend

Wyomissing, PA: VIST Financial Corp. (“Company”) (NASDAQ: VIST) reported net income for the twelve months ended December 31, 2009 of $566,000, a 0.2% increase over a net income of $565,000 for the same period in 2008.  The Company also reported net income for the three months ended December 31, 2009 of $388,000, an 81.9% decrease over a net income of $2,146,000 for the same period in 2008.  Total revenue for the twelve months ended December 31, 2009 was $80,171,000 as compared to $77,817,000 for the same period in 2008, a 3.0% increase.  Total revenue for the three months ended December 31, 2009 was $20,491,000 as compared to $20,603,000 for the same period in 2008, a 0.5% decrease.

The Company also reported that the board of directors declared a cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on February 11, 2010 payable February 22, 2010.

Commenting on the fourth quarter 2009, Robert D. Davis, President and Chief Executive Officer of VIST Financial Corp. said, “Our performance in 2009 and the fourth quarter of the year continues to be heavily influenced by the national and regional recession.  In spite of the economic headwinds, we are pleased with our linked quarter improvement in core operating earnings, significant deposit growth, good non-interest income growth and relative stabilization of our credit quality metrics, particularly in the second half of the year.  Our net interest margin increased significantly during the year driven by disciplined commercial and consumer loan growth and pricing funded by strong core deposit growth and the attendant reduction in the overall cost of our deposits.  Exclusive of FDIC insurance charges and other real estate expense, our overall expenses were flat.”  Davis concluded, “Given the underlying collateral coverage of our non-performing loans, reserve levels and capital position, we believe we are poised for growth across our banking, insurance and wealth management businesses as our regional and national economies improve.  Our net charge-offs are manageable.  Our non-performing loans are concentrated in a few credits and are well secured based on current appraisals and the rate of their growth stabilized somewhat during the most recent quarter.”

Net Interest Income

For the twelve months ended December 31, 2009, net interest income before the provision for loan losses decreased 0.2% to $35,260,000 compared to $35,341,000 for the same period in 2008.  The decrease in net interest income for the twelve months resulted from a 4.9% decrease in total interest income to $62,740,000 from $65,978,000 and a 10.3% decrease in total interest expense to $27,480,000 from $30,637,000.  For the three months ended December 31, 2009, net interest income before the provision for loan losses increased 10.1% to $9,465,000 compared to $8,595,000 for the same period in 2008.  The increase in net interest income for the three months resulted from a 0.2% decrease in total interest income to $16,062,000 from $16,091,000 and a 12.0% reduction in total interest expense to $6,597,000 from $7,496,000.

The decrease in total interest income for the three and twelve months ended December 31, 2009 resulted primarily from lower interest rates compared to the same periods in 2008.  Average earning assets for the three and twelve month periods ended December 31, 2009 increased $95,326,000 and $84,739,000, respectively, compared to the same periods in 2008 due primarily to growth in commercial and consumer loans and available for sale investment securities.

The reduction in total interest expense for the three and twelve months ended December 31, 2009 resulted primarily from lower interest rates compared to the same periods in 2008.  Average interest-bearing liabilities for the three and twelve months ended December 31, 2009 increased $80,064,000 and $74,294,000, respectively, compared to the same periods in 2008.  The increases in interest-bearing liabilities are due primarily to an increase in average interest-bearing deposits for the three and twelve months ended December 31, 2009 of $164,220,000 and $165,992,000, respectively, offset by a net decrease in average short term borrowings and average long term debt for the three and twelve months ended December 31, 2009 of $83,570,000 and $91,321,000, respectively.

The provision for loan losses for the twelve months ended December 31, 2009 was $8,572,000 compared to $4,835,000 for the same period in 2008.  The provision for loan losses for the three months ended December 31, 2009 was $2,047,000 compared to $2,250,000 for the same period in 2008.  As of December 31, 2009, the allowance for loan losses was $11,449,000 compared to $8,124,000 as of December 31, 2008, an increase of 40.9%.  The increase in the provision is due primarily to current challenging economic conditions, an increase in outstanding loans, and the result of management’s evaluation and classification of the credit quality of the loan portfolio utilizing a qualitative and quantitative internal loan review process.  At December 31, 2009, total non-performing loans were $26,951,000 or 3.0% of total loans compared to $10,844,000 or 1.2% of total loans at December 31, 2008.  The $16,107,000 increase in non-performing loans was due primarily to two commercial construction and development credit relationships totaling approximately $9,370,000.  Management considers the current allowance for loan losses adequate as of December 31, 2009.

Net interest income after the provision for loan losses for the three and twelve months ended December 31, 2009 was $7,418,000 and $26,688,000, respectively, as compared to $6,345,000 and $30,506,000, respectively, for the same periods in 2008.

For the three months ended December 31, 2009, the net interest margin on a fully taxable equivalent basis was 3.31% as compared to 3.27% for the same period in 2008.  For the twelve months ended December 31, 2009, the net interest margin on a fully taxable equivalent basis was 3.21% as compared to 3.45% for the same period in 2008.  The increase in net interest margin for the comparative three month periods ended December 31, 2009 was due mainly to lower cost of funds on interest-bearing deposits and short term borrowings compared to the same period in 2008.  The decrease in net interest margin for the comparative twelve month period ended December 31, 2009 was due mainly to lower yields on commercial and consumer loans and available for sale investment securities as a result of decreases in short-term interest rates over the same period in 2008.

Non-Interest Income

Total non-interest income for the twelve months ended December 31, 2009 increased 47.2% to $17,431,000 compared to $11,839,000 for the same period in 2008.  Total non-interest income for the three months ended December 31, 2009 decreased 1.8% to $4,429,000 compared to $4,512,000 for the same period in 2008.

For the twelve months ended December 31, 2009, customer service fees decreased to $2,443,000 from $2,964,000, or 17.6%, for the same period in 2008.  For the three months ended December 31, 2009, customer service fees decreased to $589,000 from $775,000, or 24.0%, for the same period in 2008.  The decrease for the comparative twelve and three month periods is due primarily to a decrease in retail and commercial uncollected funds fees and non-sufficient funds charges.

For the twelve months ended December 31, 2009, revenue from mortgage banking activity increased to $1,255,000 from $897,000, or 39.9%, for the same period in 2008.  For the three months ended December 31, 2009, revenue from mortgage banking activity increased to $292,000 from $87,000, or 235.6%, for the same period in 2008.  The increase for the comparative twelve and three month periods is primarily due to an increase in the volume of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through VIST Mortgage, a division of VIST Bank.

For the twelve months ended December 31, 2009, revenue from commissions and fees from insurance sales increased 8.6% to $12,254,000 compared to $11,284,000 for the same period in 2008.  For the three months ended December 31, 2009, revenue from commissions and fees from insurance sales increased 8.7% to $3,000,000 compared to $2,761,000 for the same period in 2008.  The increase for the comparative twelve and three month periods is mainly attributed to an increase in commission income on group insurance products due to the acquisition of Fisher Benefits Consulting in September 2008.  VIST Insurance, LLC is a wholly owned subsidiary of the Company.

For the twelve months ended December 31, 2009, revenue from brokerage and investment advisory commissions and fees activity decreased to $714,000 from $813,000, or 12.2%, for the same period in 2008.  For the three months ended December 31, 2009, revenue from brokerage and investment advisory commissions and fees activity decreased to $120,000 from $163,000, or 26.4%, for the same period in 2008.  The decrease for the comparative twelve and three month periods is due primarily to decreases in volume of investment advisory services offered through VIST Capital Management, LLC, a wholly owned subsidiary of the Company.

For the twelve months ended December 31, 2009, earnings on investment in life insurance decreased to $391,000 from $690,000, or 43.3%, for the same period in 2008.  For the three months ended December 31, 2009, earnings on investment in life insurance decreased to $111,000 from $187,000, or 40.6%, for the same period in 2008.  The decrease for the comparative twelve and three month periods is due primarily to decreased earnings credited on the Company’s bank owned life insurance (“BOLI”).

For the twelve months ended December 31, 2009, other income including gain on sale of loans increased to $2,498,000 from $2,421,000, or 3.2%, for the same period in 2008 due primarily to an increase in interchange fee income.  For the three months ended December 31, 2009, other income including gain on sale of loans decreased to $474,000 from $975,000, or 51.3%, for the same period in 2008.  The decrease for the comparative three month periods is due primarily to a decrease in the fair value of the Company’s junior subordinated debt and interest rate swaps.

Net realized gains on sales of available for sale securities were $344,000 for the twelve months ended December 31, 2009 compared to net realized losses on sales of available for sale securities of $7,230,000 for the same period in 2008.  Net realized losses on sales of available for sale securities were $7,000 for the three months ended December 31, 2009 compared to net realized losses on sales of available for sale securities of $436,000 for the same period in 2008.  Sales of available for sale securities during 2009 were primarily related to the management of the Company’s liquidity and asset/liability management strategies.  Net realized losses on sales of available for sale securities for the twelve and three month periods in 2008 were primarily due to the loss on the sale of approximately $7.3 million in perpetual preferred stock associated with the federal takeover of government sponsored enterprises (“GSE’s”) Fannie Mae and Freddie Mac, placed into conservatorship by the Federal Housing Finance Agency and the U.S. Treasury and two equity holdings.

For the twelve and three month periods ended December 31, 2009, net credit impairment losses recognized in earnings resulting from other-than-temporary impairment (“OTTI”) losses on available for sale investment securities were $2,468,000 and $150,000, respectively.  The net credit impairment losses include OTTI charges for estimated credit losses on five pooled trust preferred securities and one equity holding.

Non-Interest Expense

Total non-interest expense for the twelve months ended December 31, 2009 increased 4.5% to $45,603,000 compared to $43,638,000 for the same period in 2008.  Total non-interest expense for the three months ended December 31, 2009 increased 4.1% to $11,934,000 compared to $11,469,000 for the same period in 2008.

Salaries and benefits were $22,034,000 for the twelve months ended December 31, 2009, a decrease of 0.2% compared to $22,078,000 for the same period in 2008.  Salaries and benefits were $5,218,000 for the three months ended December 31, 2009, a decrease of 6.3%

compared to $5,569,000 for the same period in 2008.  Included in salaries and benefits for the twelve months ended December 31, 2009 and 2008 were stock-based compensation costs of $197,000 and $319,000, respectively.  Included in salaries and benefits for the three months ended December 31, 2009 and 2008 were stock-based compensation costs of $59,000 and $61,000, respectively.  Included in salaries and benefits for the twelve months ended December 31, 2009 were severance costs of $133,000 relating to corporate-wide cost reduction initiatives.  Total commissions paid for the twelve months ended December 31, 2009 and 2008 were $1,409,000 and $1,557,000, respectively.  Total commissions paid for the three months ended December 31, 2009 and 2008 were $328,000 and $258,000, respectively.

For the twelve months ended December 31, 2009, occupancy expense and furniture and equipment expense decreased to $6,655,000 from $7,397,000, or 10.0%, for the same period in 2008.  For the three months ended December 31, 2009, occupancy expense and furniture and equipment expense decreased to $1,736,000 from $2,108,000, or 17.6%, for the same period in 2008.  The decrease for the comparative twelve and three month periods is due primarily to decreases in building lease expense, equipment maintenance and equipment depreciation expenses.

For the twelve months ended December 31, 2009, marketing and advertising expense decreased to $1,011,000 from $1,635,000, or 38.2%, for the same period in 2008.  For the three months ended December 31, 2009, advertising and marketing expense decreased to $198,000 from $233,000, or 15.0%, for the same period in 2008.  The decrease for the comparative twelve and three month periods is due primarily to a reduction in marketing costs associated with market research, media space, media production and special events.

For the twelve months ended December 31, 2009, professional services expense decreased to $2,480,000 from $2,594,000, or 4.4%, for the same period in 2008.  For the three months ended December 31, 2009, professional services expense decreased to $561,000 from $797,000, or 29.6%, for the same period in 2008.  The decrease for the comparative twelve and three month periods is due primarily to the outsourcing of the Company’s internal audit function and fewer general Company projects.

For the twelve months ended December 31, 2009, outside processing expense increased to $3,983,000 from $3,334,000, or 19.5%, for the same period in 2008.  For the three months ended December 31, 2009, outside processing expense increased to $932,000 from $875,000, or 6.5%, for the same period in 2008.  The increase for the comparative twelve and three month periods is due primarily to services rendered for core operating system and computer network and systems upgrades and enhancements.

For the twelve months ended December 31, 2009, insurance expense increased to $2,479,000 from $1,262,000, or 96.4%, for the same period in 2008.  For the three months ended December 31, 2009, insurance expense increased to $565,000 from $440,000, or 28.4%, for the same period in 2008.  The increase in insurance expense for the comparative twelve and three month periods is due primarily to higher FDIC deposit insurance premiums including a special industry-wide FDIC deposit insurance premium assessment of $580,000 levied in the second quarter of 2009.

For the twelve months ended December 31, 2009, other real estate expense increased to $2,562,000 from $834,000, or 207.2%, for the same period in 2008.  For the three months ended December 31, 2009, other real estate expense increased to $1,587,000 from $332,000, or 378.0%, for the same period in 2008.  The increase in other real estate expense for the comparative twelve and three month periods is due primarily to an increase in the amount of other real estate owned in 2009.

Income Tax Expense

Income tax benefit for the twelve months ended December 31, 2009 was $2,050,000, a 10.3% increase as compared to income tax benefit of $1,858,000 for the twelve months ended December 31, 2008.  Income tax benefit for the three months ended December 31, 2009 was $475,000, an 82.8% decrease as compared to income tax benefit of $2,758,000 for the three months ended December 31, 2008.  Included in income tax benefit for the twelve and three months ended December 31, 2009 and 2008 is a federal tax benefit from a $5,000,000 investment in an affordable housing, corporate tax credit limited partnership.

Earnings Per Share

Diluted (loss) per common share for the twelve months ended December 31, 2009 were $0.19 on average shares outstanding of 5,780,541, a 290.0% decrease as compared to diluted income per common share of $0.10 on average shares outstanding of 5,694,803 for the twelve months ended December 31, 2008.  Diluted (loss) per common share for the three months ended December 31, 2009 were $0.01 on average shares outstanding of 5,800,003, a 102.6% decrease as compared to diluted income per common share of $0.38 on average shares outstanding of 5,697,280 for the three months ended December 31, 2008.

Assets, Liabilities and Equity

Total assets as of December 31, 2009 increased $82,615,000, or 6.7%, to $1,308,685,000 compared to $1,226,070,000 at December 31, 2008.  Total loans as of December 31, 2009 increased $24,659,000, or 2.8%, to $910,964,000 compared to $886,305,000 at December 31, 2008.  Total deposits as of December 31, 2009 increased $170,460,000, or 20.0%, to $1,021,060,000 compared to $850,600,000 at December 31, 2008.  Total borrowings as of December 31, 2009 decreased $86,916,000, or 35.9%, to $154,854,000 compared to $241,770,000 at December 31, 2008.

Shareholders’ equity as of December 31, 2009 increased $1,758,000, or 1.4%, to $125,387,000 compared to $123,629,000 at December 31, 2008.  Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, as of December 31, 2009 of $4,512,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $7,834,000 at December 31, 2008.

NOTE:  During the fourth quarter of 2009, the Company filed a Current Report on Form 8-K indicating that the Company would amend its Form 10-K for the year ended December 31, 2008 [and its Forms 10-Q for the first three quarters of 2009] to correct certain accounting errors and the related effects of those errors.  Information included in this press release as of December 31, 2008 and for the three-month and twelve-month periods ended December 31, 2008 includes the corrected amounts as they will appear in the amended Form 10-K when filed.  For additional information, see the Company’s Current Report on Form 8-K filed on November 10, 2009, as amended on December 23, 2009.  These filings are available on the Internet site maintained by the SEC (www.sec.gov).

Quarterly Shareholder and Investor Conference Call

VIST Financial will host a quarterly shareholder and investor conference call on Wednesday, February 3, 2010 at 8:30 a.m. EDT.  Interested parties can join the conference call and ask questions by dialing 888.812.8522 or listening through the computer by clicking on the following link:

http://tinyurl.com/ylrxj67

The conference call can also be accessed through a link located under the Investor Relations page within VIST Financial Corp.’s website: http://www.VISTfc.com.

The conference call will be archived for 90 days and will be available at the link above and on the Company’s Investor Relations webpage.

For additional information, contact:

Edward C. Barrett

Chief Financial Officer

610.603.7251

Nasdaq — VIST

www.VISTfc.com

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

VIST BANK  VIST CAPITAL MANAGEMENT  VIST INSURANCE  VIST MORTGAGE

VIST Financial is a diversified financial services company with its corporate office in Wyomissing PA and a regional headquarters in Blue Bell, PA, offering banking, insurance, and investments with offices in Berks, Montgomery, Delaware, Chester and Philadelphia counties.

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets
Federal funds sold	$8,475	$—
Investment securities and interest bearing cash	271,475	230,045
Restricted stock, at cost	5,715	5,715
Mortgage loans held for sale	1,962	2,283
Loans:
Commercial loans	731,256	701,964
Consumer loans	132,054	136,713
Mortgage loans	47,654	47,628
Total loans	$910,964	$886,305

Earning assets	$1,198,591	$1,124,348
Total assets	1,308,685	1,226,070

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	102,302	108,645
NOW, money market and savings	459,149	307,210
Time deposits	459,609	434,745
Total deposits	$1,021,060	$850,600

Federal funds purchased	$—	$53,424
Securities sold under agreements to repurchase	115,196	120,086

Long-term debt	20,000	50,000
Junior subordinated debt	19,658	18,260
Shareholders’ equity	$125,387	$123,629

Actual common shares outstanding	5,808,690	5,700,075
Book value per common share	$17.21	$17.30

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	Asset Quality Data
	As Of and For The Period Ended
	Twelve Months	Nine Months	Six Months	Three Months	Twelve Months
	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Non-accrual loans	$25,140	$25,241	$22,428	$8,040	$10,704
Loans past due 90 days or more still accruing	1,811	106	108	567	140
Total non-performing loans	26,951	25,347	22,536	8,607	10,844
Other real estate owned	5,221	2,686	2,238	6,661	263
Total non-performing assets	$32,172	$28,033	$24,774	$15,268	$11,107

Renegotiated troubled debt	6,245	5,814	2,592	285	285

Loans outstanding at end of period	$910,964	$902,379	$887,236	$886,590	$886,305
Allowance for loan losses	11,449	11,995	12,029	8,165	8,124

Net charge-offs to average loans (annualized)	0.58%	0.39%	0.27%	0.36%	0.46%
Allowance for loan losses as a percent of total loans	1.26%	1.33%	1.36%	0.92%	0.92%
Allowance for loan losses as a percent of total non-performing loans	42.49%	47.33%	53.39%	94.87%	74.92%

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances		Average Balances
	For the Three Months Ended (unaudited)		For the Twelve Months Ended (unaudited)
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Assets
Federal funds sold	$18,363	$—	$11,701	$—
Investment securities and interest bearing cash	246,782	211,398	237,119	203,918
Restricted stock, at cost	5,715	5,715	5,715	5,715
Mortgage loans held for sale	2,553	1,182	3,507	1,433
Loans:
Commercial loans	733,606	692,920	711,267	682,373
Consumer loans	134,039	134,744	138,381	129,845
Mortgage loans	47,364	47,137	45,950	45,617
Total loans	$915,009	$874,801	$895,598	$857,835

Interest-earning assets	$1,188,422	$1,093,096	$1,153,640	$1,068,901

Goodwill and intangible assets	44,249	44,663	44,309	43,516
Total assets	1,292,334	1,198,907	1,258,015	1,173,094

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	107,159	109,572	107,629	107,642

Interest bearing deposits:
NOW, money market and savings	442,027	313,430	379,226	322,597
Time deposits	449,513	413,890	460,374	351,011
Total Interest-Bearing Deposits	891,540	727,320	839,600	673,608

Total deposits	$998,699	$836,892	$947,229	$781,250

Short term borrowings	$79	$51,877	$2,694	$76,307
Securities sold under agreements to repurchase	118,740	121,653	121,046	120,615

Long-term debt	27,011	55,870	40,672	58,811
Junior subordinated debt	19,522	20,108	19,756	20,133

Interest-bearing liabilities	1,056,892	976,828	1,023,768	949,474

Shareholders’ equity	$119,470	$101,347	$118,055	$105,007

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended (unaudited)		For the Twelve Months Ended (unaudited)
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Interest income	$16,062	$16,091	$62,740	$65,978
Interest expense	6,597	7,496	27,480	30,637
Net interest income	9,465	8,595	35,260	35,341
Provision for loan losses	2,047	2,250	8,572	4,835
Net Interest Income after provision for loan losses	7,418	6,345	26,688	30,506

Customer service fees	589	775	2,443	2,964
Mortgage banking activities	292	87	1,255	897
Commissions and fees from insurance sales	3,000	2,761	12,254	11,284
Brokerage and investment advisory commissions and fees	120	163	714	813
Earnings on investment in life insurance	111	187	391	690
Other income	474	975	2,498	2,421
Net realized gains on sales of securities	(7)	(436)	344	(7,230)
Total other-than-temporary impairment losses on investments	(570)	—	(5,569)	—
Portion of non-credit impairment loss recognized in other comprehensive loss	420	—	3,101	—
Net credit impairment loss recognized in earnings	(150)	—	(2,468)	—

Total non-interest income	4,429	4,512	17,431	11,839

Salaries and employee benefits	5,218	5,569	22,034	22,078
Occupancy expense	1,086	1,422	4,160	4,707
Furniture and equipment expense	650	686	2,495	2,690
Other operating expense	4,980	3,792	16,914	14,163
Total non-interest expense	11,934	11,469	45,603	43,638
Loss before income taxes	(87)	(612)	(1,484)	(1,293)
Income taxes (benefit)	(475)	(2,758)	(2,050)	(1,858)
Net income	388	2,146	566	565
Preferred stock dividends and discount accretion	(412)	—	(1,649)	—
Net (loss) income available to common shareholders	$(24)	$2,146	$(1,083)	$565

Per Common Share Data:
Basic average shares outstanding	5,800,003	5,697,280	5,780,541	5,689,421
Diluted average shares outstanding	5,800,003	5,697,280	5,780,541	5,694,803
Basic (loss) earnings per common share	$(0.01)	$0.38	$(0.19)	$0.10
Diluted (loss) earnings per common share	(0.01)	0.38	(0.19)	0.10
Cash dividends per common share	0.05	0.10	0.30	0.50

Profitability Ratios:
Return on average assets	0.12%	0.71%	0.04%	0.05%
Return on average shareholders’ equity	1.29%	8.40%	0.48%	0.54%
Return on average tangible equity (equity less goodwill and intangible assets)	2.05%	15.02%	0.77%	0.92%
Average Equity to Average Assets	9.24%	8.45%	9.38%	8.95%
Net interest margin (fully taxable equivalent)	3.31%	3.27%	3.21%	3.45%
Effective tax rate	545.98%	250.42%	138.14%	110.27%

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)
Assets
Cash and due from banks	$18,487	$18,964
Fed funds sold	8,475	—
Interest-bearing deposits in banks	410	320
Total cash and cash equivalents	27,372	19,284

Mortgage loans held for sale	1,962	2,283
Securities available for sale	268,030	226,665
Securities held to maturity	3,035	3,060
Restricted stock, at cost	5,715	5,715
Loans, net of allowance for loan losses 12/2009 - $11,449; 12/2008 - $8,124	899,515	878,181
Premises and equipment, net	6,114	6,591
Identifiable intangible assets	4,186	4,833
Goodwill	39,982	39,732
Bank owned life insurance	18,950	18,552
FDIC prepaid insurance	5,712	—
Other assets	28,112	21,174
Total assets	$1,308,685	$1,226,070

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$102,302	$108,645
Interest bearing	918,758	741,955
Total deposits	1,021,060	850,600
Securities sold under agreements to repurchase	115,196	120,086
Federal funds purchased	—	53,424
Long-term debt	20,000	50,000
Junior subordinated debt, at fair value	19,658	18,260
Other liabilities	7,384	10,071
Total liabilities	1,183,298	1,102,441

Shareholders’ Equity
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares issued at December 31, 2009 and 25,000 shares issued at December 31, 2008	23,092	22,693
Common stock, $5.00 par value ; Authorized 20,000,000 shares; 5,819,174 shares issued at December 31, 2009 and 5,768,429 shares issued at December 31, 2008	29,096	28,842
Stock Warrants	2,307	2,307
Surplus	63,744	64,349
Retained earnings	11,851	14,757
Accumulated other comprehensive loss	(4,512)	(7,834)
Treasury stock; 10,484 shares at December 31, 2009 and 68,354 shares at December 31, 2008, at cost	(191)	(1,485)
Total shareholders’ equity	125,387	123,629
Total liabilities and shareholders’ equity	$1,308,685	$1,226,070

SELECTED HIGHLIGHTS

Common Stock (VIST)

Cash Dividends Declared

March 2008	$0.20
June 2008	$0.20
October 2008	$0.10
January 2009	$0.10
April 2009	$0.10
July 2009	$0.05
October 2009	$0.05

Common Stock (VIST)

Quarterly Closing Price

12/31/2007	$17.85
03/31/2008	$17.77
06/30/2008	$14.23
09/30/2008	$12.00
12/31/2008	$7.73
03/31/2009	$7.00
06/30/2009	$6.61
09/30/2009	$5.85
12/31/2009	$5.25

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Interest and fees on loans	$12,774	$13,049	$49,900	$54,532
Interest on securities:
Taxable	2,939	2,733	11,453	9,942
Tax-exempt	326	280	1,253	959
Dividend income	17	26	115	533
Other interest income	6	3	19	12
Total interest income	16,062	16,091	62,740	65,978

Interest Expense
Interest on deposits	4,873	5,351	20,151	20,874
Interest on short-term borrowings	—	117	18	1,826
Interest on securities sold under agreements to repurchase	1,124	1,111	4,421	4,128
Interest on long-term debt	253	562	1,509	2,372
Interest on junior subordinated debt	347	355	1,381	1,437
Total interest expense	6,597	7,496	27,480	30,637

Net interest income	9,465	8,595	35,260	35,341
Provision for loan losses	2,047	2,250	8,572	4,835
Net interest income after provision for loan losses	7,418	6,345	26,688	30,506

Other income:
Customer service fees	589	775	2,443	2,964
Mortgage banking activities, net	292	87	1,255	897
Commissions and fees from insurance sales	3,000	2,761	12,254	11,284
Broker and investment advisory commissions and fees	120	163	714	813
Earnings on investment in life insurance	111	187	391	690
Gain on sale of loans	—	—	—	47
Other income	474	975	2,498	2,374
Net realized gains on sales of securities	(7)	(436)	344	(7,230)
Total other-than-temporary impairment losses on investments	(570)	—	(5,569)	—
Portion of non-credit impairment loss recognized in other comprehensive loss	420	—	3,101	—
Net credit impairment loss recognized in earnings	(150)	—	(2,468)	—

Total non-interest income	4,429	4,512	17,431	11,839

Other expense:
Salaries and employee benefits	5,218	5,569	22,034	22,078
Occupancy expense	1,086	1,422	4,160	4,707
Furniture and equipment expense	650	686	2,495	2,690
Marketing and advertising expense	198	233	1,011	1,635
Identifiable intangible amortization	134	171	648	629
Professional services	561	797	2,480	2,594
Outside processing expense	932	875	3,983	3,334
Insurance expense	565	440	2,479	1,262
Other Real Estate Expense	1,587	332	2,562	834
Other expense	1,003	944	3,751	3,875
Total non-interest expense	11,934	11,469	45,603	43,638

Loss before income taxes	(87)	(612)	(1,484)	(1,293)
Income taxes (benefit)	(475)	(2,758)	(2,050)	(1,858)
Net income	388	2,146	566	565
Preferred stock dividends and discount accretion	(412)	—	(1,649)	—
Net (loss) income available to common shareholders	$(24)	$2,146	$(1,083)	$565

Per Common Share Data
Average shares outstanding	5,800,003	5,697,280	5,780,541	5,689,421
Basic (loss) earnings per common share	$(0.01)	$0.38	$(0.19)	$0.10
Average shares outstanding for diluted earnings per share	5,800,003	5,697,280	5,780,541	5,694,803
Diluted (loss) earnings per common share	$(0.01)	$0.38	$(0.19)	$0.10
Cash dividends declared per common share	$0.05	$0.10	$0.30	$0.50